UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2006
ACQUICOR TECHNOLOGY INC.
(Exact name of registrant as specified in its charter)

Delaware	333-128058	20-3320580
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

4910 Birch St., #102
Newport Beach, CA 92660
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (949) 759-3434

Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.     OTHER EVENTS.
     On March 17, 2006, the initial public offering (the “Offering”) of 25,000,000 units (the “Units”) of Acquicor Technology Inc. (the “Company”) was consummated. Each Unit consists of one share of common stock, par value $0.0001 per share (the “Common Stock”), and two warrants, each of which is exercisable to purchase one share of Common Stock. The Units were sold at a price of $6.00 per Unit, generating gross proceeds to the Company of $150,000,000. Audited financial statements as of March 17, 2006 reflecting the receipt of the Offering proceeds are attached hereto as Exhibit 99.1.
ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1 Audited Financial Statements.

99.2 Press Release issued by Acquicor Technology Inc., dated March 20, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Acquicor Technology Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acquicor Technology Inc.
Dated: March 20, 2006	By:	/s/ Gilbert F. Amelio
Gilbert F. Amelio, Ph.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited Financial Statements.

99.2	Press Release issued by Acquicor Technology Inc., dated March 20, 2006.